UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

Calypte Biomedical Corporation
(Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

16290 S.W. Upper Boones Ferry Road, Portland, OR 97224

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)
On December 4, 2007, Calypte Biomedical Corporation (the “Registrant”) entered into the Seventh Amendment to 2005 Credit Facility Agreement (the “Credit Facility Amendment”) between the Registrant and Marr Technologies, BV (“Marr”), the Registrant’s largest stockholder and affiliate to Marr Technologies Asia Limited, the Registrant’s joint venture partner in Beijing Marr Bio-Pharmaceutical Co., Ltd. Pursuant to the Credit Facility Amendment, Marr was given the option to convert (the “Credit Facility Conversion Option”), for a one (1) year period commencing on December 4, 2007 and ending on December 3, 2008 (the “Term”), all or any portion of the principal amount and accrued interest of the promissory notes issued under the 2005 Credit Facility and outstanding during the Term into shares of common stock of the Registrant at the conversion price of $0.16 per share.

Also on December 4, 2007, the Registrant entered into Amendment No. 3 to Secured 8% Convertible Promissory Notes (the “8% Notes Amendment”) between the Registrant and Marr lowering the conversion price (the “Conversion Price”) of the 8% convertible promissory notes (the “Notes”) issued to Marr in the PIPE dated April 4, 2005 (the “2005 PIPE”) and all subsequent Notes issued, and to be issued, to Marr thereafter for the payment of interest on the Notes from $0.30 per share to $0.16 per share of common stock, for the Term described above.

The Registrant granted Marr the Credit Facility Conversion Option and the 8% Notes Amendment in consideration for Marr’s immediate exercise of all Marr’s outstanding warrants to purchase shares of the Registrant’s common stock. If not converted into shares of common stock of the Registrant during the Term, the principal balance and accrued interest of the promissory notes issued under the 2005 Credit Facility Agreement will be due and payable on April 3, 2009. If not converted into shares of common stock of the Registrant during the Term, the Notes and related accrued interest may be converted into shares of the Registrant’s common stock at a conversion price of $0.30 per share until April 3, 2009, at which time they will become due and payable. As required by the 2005 PIPE Purchase Agreement, the Registrant has made the same offer to lower the Conversion Price of the Notes to the other two investors currently holding Notes, SF Capital Partners Ltd. and Morningtown Limited.

The Registrant hereby incorporates by reference the terms of the Amendments which are annexed hereto and made a part of this current report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	10.183	Seventh Amendment to 2005 Credit Facility.

	10.184	Amendment No. 3 to Secured 8% Convertible Promissory Notes

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Portland, Oregon
December 10, 2007

Calypte Biomedical Corporation

	By:	/s/ Jerrold D. Dotson
Jerrold D. Dotson
Vice President - Finance